Exhibit 99 - Content of Ex-Dividend Date Announcement


SAVANNAH BANCORP 5-FOR-4 STOCK SPLIT GOES EX-DIVIDEND DECEMBER 20, 2004

Monday, December 20, 10:31 am ET


SAVANNAH, Ga.--(BUSINESS WIRE)--Dec. 20, 2004--Today, is the ex-dividend date for the previously announced 5-for-4 stock split of The Savannah Bancorp, Inc. (NasdaqNM: SAVB). The additional shares were distributed on December 17, 2004 to shareholders of record as of November 26, 2004.
The Savannah Bancorp, Inc. is listed on the Nasdaq National Market under the stock symbol SAVB and CUSIP # 804748101. Approximately 822,000 new shares were distributed to existing shareholders bringing the total outstanding shares to 4,112,000 shares. The December 17, 2004 closing share price of $32.80 and all historical share prices will be adjusted for the effect of the stock split effective today.
A table reporting the most recent five-year and five-quarter share and per share data is included for reference purposes while the various financial databases update their data over the next few days or weeks. The Savannah Bancorp, Inc., a bank holding company for The Savannah Bank, N.A. and Bryan Bank & Trust, Richmond Hill, GA, is headquartered in Savannah, GA. Harbourside Mortgage Company, a division of The Savannah Bank, N.A., is a loan production office on Hilton Head Island, SC that began business on October 1, 2003. SAVB began operations in 1990. Its primary businesses include deposit, credit, trust and mortgage origination services provided to local customers. Additional information on the Company may be accessed on the corporate website at www.savb.com.

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                   The Savannah Bancorp, Inc. and Subsidiaries
                 Historical Share and Per Share Data Restatement
                        For Stock Dividend (1999 - 2004)

----------------------------------------------------------------------


The following tables show per share information for the most recent five years and five quarters. Share and per share information have been restated to reflect the effect of a 5-for-4 percent stock split with a record date of November 26, 2004, an ex-dividend of December 20, 2004, and a distribution date of December 17, 2004.

(thousands, except per share data)

FOR THE MOST RECENT FIVE YEARS
------------------------------

                           2003      2002      2001       2000    1999
                         -------   -------   -------   -------   -------
Net income               $ 4,644   $ 4,508   $ 4,358   $ 4,292   $ 3,533

Average shares
Basic                      4,103     4,100     4,067     4,090     4,090
Diluted                    4,181     4,159     4,140     4,156     4,190

NET INCOME PER SHARE
Basic                    $  1.13   $  1.10   $  1.07   $  1.05   $  0.86
Diluted                     1.11      1.08      1.05      1.03      0.84

DIVIDENDS PER SHARE      $  0.50   $  0.49   $  0.45   $  0.38   $  0.30

MARKET PRICE PER COMMON SHARE
High                     $ 23.20   $ 17.68   $ 18.18   $ 14.38   $ 16.53
Low                        15.18     14.18     12.40     11.24     12.56
Close                      23.20     15.25     14.84     12.73     13.02

AT DECEMBER 31
Shareholders' equity     $36,771   $34,756   $32,071   $28,656   $25,231
Outstanding shares         4,103     4,102     4,078     4,076     4,097
Book value per share     $  8.96   $  8.47   $  7.86   $  7.03   $  6.16


(thousands, except per share data)

FOR THE MOST RECENT FIVE QUARTERS            (Unaudited)
---------------------------------
                                     2004                    2003
                         ---------------------------   -----------------
                          Third     Second    First     Fourth    Third
                         Quarter   Quarter   Quarter   Quarter   Quarter
                         -------   -------   -------   -------   -------
Net income               $ 1,544   $ 1,277   $ 1,140   $ 1,192   $ 1,212

Average shares
Basic                      4,113     4,109     4,103     4,103     4,103
Diluted                    4,204     4,214     4,203     4,194     4,183

NET INCOME PER SHARE
Basic                    $ 0.375   $ 0.311   $ 0.278   $ 0.291   $ 0.295
Diluted                    0.367     0.303     0.271     0.284     0.290

DIVIDENDS PER SHARE        0.132     0.132     0.128     0.128     0.128

MARKET PRICE PER COMMON SHARE
High                     $ 22.60   $ 23.12   $ 23.28   $ 23.20   $ 20.00
Low                        20.14     20.83     21.00     19.36     19.04
Close                      22.16     22.60     21.78     23.20     19.98

AT QUARTER-END
Shareholders' equity     $39,016   $37,726   $37,398   $33,409   $32,431
Outstanding shares         4,113     4,113     4,103     4,103     4,103
Book value per share     $  9.49   $  9.17   $  9.12   $  8.15   $  7.91

---------------------------------

52 - week high           $ 27.60
52 - week low            $ 20.14

Contact:
     Savannah Bancorp
     Robert B. Briscoe, 912-629-6525
Source: The Savannah Bancorp, Inc.

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